EXHIBIT 99.1

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EDITED TRANSCRIPT
DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

EVENT DATE/TIME: FEBRUARY 13, 2012 / 04:00PM GMT

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Jeff Tryka Lambert, Edwards & Associates - IR
Fred Zinn Drew Industries Incorporated - President & CEO
Joe Giordano Drew Industries Incorporated - CFO & Treasurer
Jason Lippert Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

CONFERENCE CALL PARTICIPANTS

Scott Stember Sidoti & Co. - Analyst
Nick Coppola Thompson Research Group - Analyst
Bret Jordan Avondale Partners - Analyst
Barry Vogel Barry Vogel & Associates - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the fourth-quarter 2011 Drew Industries Inc. earnings conference call. My name is Keith and I will be your operator for today. At this time, all participants are in a listen-only mode. Later on, we will have a question-and-answer session. (Operator Instructions). As a reminder, today's conference is being recorded for replay purposes. And I would now like to turn the conference over to your host for today, Mr. Jeff Tryka of Drew's investor relations firm. Please go ahead, sir.

Jeff Tryka - Lambert, Edwards & Associates - IR

Thank you, Keith. Good morning, everyone and welcome to the Drew Industries 2011 fourth-quarter and full-year conference call. I am Jeff Tryka with Lambert Edwards, Drew's investor relations firm, and I am joined on the call by members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President, CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our fourth-quarter and full-year results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, in our Form 10-K for the year ended 2010 and in our other filings with the SEC. With that, I would like to turn the call over to Fred Zinn. Fred?

Fred Zinn - Drew Industries Incorporated - President & CEO

Thank you, Jeff and thank you all for joining us on the call today. On our previous calls during 2011, we talked about our key long-term goals and today, I would like to update you on where we are now on those long-term goals. One of our primary goals and a key to Drew's success over the years has been our growth in our content per towable RV and this does remain a major element of our continuing strategy.

As is evident from the $230 increase in our content per towable RV in 2011, we continue to accomplish this goal through acquisitions, new product introductions and other market share gains. At current industry shipment rates, this $230 content growth adds nearly $50 million in annual revenues for Drew. The acquisitions we completed in 2011 will provide significant additional content growth in 2012 as we will include their revenues for a full year.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Likewise, we have begun to make progress on our second long-term goal of diversification into adjacent markets. In recent years, we have expanded how we define ourselves, recognizing that we make great products, not just for RVs and manufactured homes, but we make great products in general and many of them like axles, windows, slide-outs, furniture, chassis, awnings and a whole myriad of others can be used outside of our core markets of towable RVs and manufactured housing. For example, our products can be used in motorhomes, in cargo, horse and utility trailers, in truck caps and buses and in modular housing, as well as in the aftermarket as replacement components for RVs and manufactured homes.

We anticipate that market diversification will provide us with a wealth of opportunities to continue to grow well into the future. In 2011, our sales to adjacent markets increased by $19 million to $45 million for the year. The aggregate additional potential for our products in these markets is several hundred million dollars annually.

Capturing significant additional share of any of these markets won't be quick and it will not be easy, just like it wasn't easy to capture significant share in our core markets. But we have a long track record of increasing content in our core markets and we expect to capture meaningful shares in the new markets we are now addressing and hopefully in other markets we will identify in the future.

In 2011, our plan to address these new markets on a long-term basis was enhanced by the establishment of two dedicated sales teams, one to focus on adjacent markets and the other on aftermarket opportunities. As with other investments, generating a favorable return on this investment will take some time, but we expect this effort to increasingly result in profitable new revenue streams in 2012 and beyond.

Our third long-term goal, controlling costs and maintaining high production efficiencies, has also been a hallmark of our long-term success. Well before the recession, we embarked on a significant cost-reduction program and eliminated more than $20 million of fixed costs. Further, over the last decade, you have heard us discuss our progress in various benchmarks for production efficiencies. Our executive compensation plans are based on bottom-line results and management remains focused on costs.

However, in 2011, our fixed costs increased. This was largely in response to the $100 million growth in sales we achieved through the unusually high level of investments we made in 2010 and 2011. At the same time, as is typical in acquisitions and other investments in growth, we incurred significant startup costs on these projects, which largely offset the early profits from those investments.

However, we are now seeing improvement in the profit returns generated by these investments. Startup costs related to acquisitions are being substantially reduced and we expect our new aluminum extrusion operation to become a source of significant cost savings over the next few quarters.

In 2011, we temporarily experienced higher-than-normal production costs at one of our existing product lines, in large part because of our significant market share gains over the last few years that strained production capacity. In response, capacity was increased in this production line, management changes were made and production improvements, which will have long-lasting bottom-line benefits, were implemented. As a result, fourth-quarter operating results of this product line improved markedly compared to the third quarter and will continue to improve.

We believe the key to accomplishing our long-term goals depends to a very large extent on the capabilities, experience and focus of our employees and managers. We are very lucky to have a dedicated group working together as a team to continue to improve Drew.

Another ingredient for our continued success is the long-term health of the primary industries we serve. I believe that both the RV industry and the manufactured housing industry provide the affordability and the quality that consumers will increasingly demand. The RV industry enables families to take affordable vacations and provides quality products, as well as quality of a different sort, quality time with family. The manufactured housing industry produces affordable homes that provide outstanding quality and value for the price.

In the coming years, as consumer confidence improves and the real estate market begins to recover, the affordability and quality that both these industries provide should lead to growth.

Recent indicators have also been positive, including the encouraging reports about activity at the big Tampa RV show and other shows early in the year, and the fourth-quarter increases in manufactured housing industry production. It was also encouraging to see that manufactured housing, excluding the homes sold to FEMA, exceeded 10% of single-family housing starts in 2011, up from 9.3% in 2010.

The better-than-expected job growth for the last two months is also encouraging. While this doesn't necessarily foretell a long-term trend, it is the kind of news that helps build consumer confidence that is so important to our industries.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Looking forward, among our top priorities for 2012 are to achieve favorable returns on the investments we have made over the last two years while at the same time continuing to focus on cost control and high production efficiencies. Now I will ask Joe to discuss our results in more detail.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Thank you, Fred. In addition to the 7% growth in industry-wide wholesale production, our content per travel trailer and fifth-wheel RV continued to grow in 2011, increasing $230 as compared to 2010 to $2398 per unit for the full year. Approximately 60% of this content growth was a result of the acquisitions completed in 2011, with the balance comprised in part from new product introductions and market share gains.

Based on historical sales and assuming that each of these five acquisitions we completed in 2011 had been completed at the beginning of the year, our RV segment sales for 2011 would have been $52 million higher. Specifically, on a pro forma basis, sales to travel trailer and fifth-wheel RV manufacturers would have increased $34 million and our content per travel trailer and fifth-wheel RV for 2011 would have been approximately $2560 per unit.

For just the fourth quarter of 2011, which included the full effect of the 2011 acquisitions, our content per travel trailer and fifth-wheel RV was $2542. There is some seasonality in our content on a quarterly basis, especially in the fourth quarter, which is why we typically discuss our content trends for the prior 12-month periods. But in the 2011 fourth quarter, we did not see as much of a seasonal decline in content as we typically do.

For 2011, our actual motorhome sales of $17 million would have been $5 million higher had we completed the acquisitions at the beginning of 2011. On a pro forma basis, our content per motorhome for 2011 would have been approximately $870 per unit and after declining during 2010 and the first half of 2011, our trailing 12-month content per motorhome has increased for the past two quarters.

Sales to other industries included in our RV segment were $32 million in 2011. As a result of our 2011 acquisitions, sales to other industries in 2011 would have increased by approximately $13 million on a pro forma basis.

During 2011, industry-wide production of travel trailers and fifth-wheel RVs increased 7% over 2010 to nearly 213,000 units compared to an estimated 5% increase in retail sales to 195,000 units. Quite often, the initial monthly reports of retail sales in the US and Canada are based on incomplete data that is subsequently revised upward. So for example, retail sales for the month of October 2011 was initially reported as a decline of 5%, but was revised upward to next month to reflect flat retail sales. Another example, the month of July 2011 was initially reported as a 1% decline, but is now reported as a 3% increase.

Dealer inventories increased by approximately 18,000 units in 2011, nearly all in the fourth quarter, compared to an increase of 11,000 units in the fourth quarter of 2010. Typically, dealers increase their inventories during the fourth quarter in preparation for the large retail shows held during the first part of the following year. Dealer inventories increased more in the fourth quarter of 2011 than in the prior year due to the combination of dealers delaying orders at summer's end, attractive financing offers for dealers over the last few months and great new product offerings from the OEMs at the Elkhart open house in September 2011. As a consequence, the industry did not experience the typical fourth-quarter seasonal slowdown in wholesale production in 2011.

Although we did not achieve our target incremental margin of 20% in 2011, we continue to target a 20% incremental margin on additional sales of our existing products in our core RV and manufactured housing markets. However, as we enter adjacent markets and expand our product offerings, we will face new competition and we cannot be certain which of our products will gain market share. Further, we will likely add fixed costs as we enter these new markets and it will take time to reach targeted operating efficiencies. So I expect our incremental margin in these adjacent markets to initially be lower than the 20% target, but over the long term, we expect these margins to be similar to our historical margins.

SG&A as a percent of sales declined from 14.1% in 2010 to 13.4% in 2011, primarily because of the efficiencies gained by the spreading of fixed costs over a larger sales base. However, certain of our SG&A costs are variable like much of our selling and delivery costs, which comprise approximately one-third of SG&A and our incentive compensation, which fluctuates with profits. As a result, our total SG&A costs will vary with both sales and profits.

Further, during 2011, we added $2 million to $3 million of annualized fixed SG&A costs to meet the increased demand, as well as additional fixed costs due to the 2011 acquisitions. For 2012, SG&A costs will also increase by approximately $1 million due to higher amortization as a result of the recent acquisitions.

Putting all this together, with a sales increase, I expect our SG&A costs to decline as a percent of sales. But due to the significant variable costs within SG&A, as well as the changes in fixed costs, SG&A will likely not change in direct proportion to the change in sales.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

The press release describes the changes in our results from the prior year. Because so much has changed over the past year, we find it useful to also compare our results for the most recently completed quarter to the prior quarter. And as compared to the third quarter of 2011, our fourth-quarter 2011 operating profit was impacted by higher startup costs associated with the new extrusion facility and the new awning product line, as well as increased labor costs as a percent of sales.

Further, compared to the third quarter, in our fourth quarter of 2011 we incurred higher group insurance, workers' compensation and warranty costs due to higher claims experience. Although for the full-year 2011 as a percent of sales, these costs in total were consistent with 2010.

The fourth-quarter increase in these costs were partially offset by sequentially lower raw material costs and improved operating efficiencies in one of our product lines, although both of these factors are still unfavorable as compared to the prior year and what we would typically work towards.

In the coming months, we expect production efficiencies to continue to improve and expect to achieve favorable returns on our investment in the extrusion operation and our other new products. Thank you for your time. Now I will pass it back to Fred.

Fred Zinn - Drew Industries Incorporated - President & CEO

Thank you, Joe. Operator, we can now go to questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Scott Stember, Sidoti.

Scott Stember - Sidoti & Co. - Analyst

Good morning. Could you maybe break out the $0.12 in charges in the quarter specific to the gross margin? Maybe just give us buckets of magnitude.

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, we can give you the general magnitude. It was about a third, a third and a third for the three reasons we laid out -- the material costs, the startup costs and the higher production costs. And most of it -- Joe, correct me if I am wrong -- but most of it, almost all of it is in cost of sales.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Correct.

Scott Stember - Sidoti & Co. - Analyst

Got you. Okay and it looks like the production costs and the startup costs are coming into line, but from a material standpoint?

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, same thing. We expect -- we do see improvements in our material costs as a percentage of sales, largely because the lower cost materials are now fully into our inventory and will be expensed during the first quarter, so we will see very little impact there. Material costs have been volatile and they did tick up at the beginning of this year, but we have been able to deal with it in the past and I don't really see an issue going forward.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Scott Stember - Sidoti & Co. - Analyst

All right. And maybe just touch base on the aftermarket group. I know at Louisville, you guys had a big push to get the name out for that segment. Can you talk how that is going so far and whether you have seen sales jumpstart since then?

Fred Zinn - Drew Industries Incorporated - President & CEO

Jason, do you have any comments on how we are doing on the aftermarket side and Mobile Outfitters.

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

Yes, sure, Scott. How are you doing? Yes, the aftermarket strategy on our end is going to be more of a longer-term strategy. It is just to get -- to make waves out in the -- with the wholesale distributors and a lot of the bigger dealers. It just takes time to get out there and push your products through. But we have had some initial success that I would deem as fairly significant with some of the bigger guys out there and we are hitting the shows this winter and spring. We are in some catalogs, so we have made as much progress as I would have expected to with as much resources as we have thrown at it in the beginning, but we are kind of looking at it as more of a three-year type process to really see some significant results.

Scott Stember - Sidoti & Co. - Analyst

All right. And as far as some of the newer products like awnings, the January results that you guys talked about, is that included in there? Have we started shipping products yet?

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

Yes, we have. It has been minimal to this point, but we are starting to gain ground. I mean we typically, when we launch a new product like awnings, it is pretty significant. We are not taking on 10 or 12 customers at once. We are starting with a couple and making sure we work out any kinds of issues that we might not have foreseen in development and continue from there. So it will pick up a lot of steam this year and we are happy with what we have seen and on schedule.

Scott Stember - Sidoti & Co. - Analyst

All right. And last question on the motorized side. You talk about how the proliferation of your products into some of the bigger OEMs there is taking hold.

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, I am very pleased with the way we are making progress there, both with some of the products we have introduced and some new products that -- or some new interest in our existing products. So same as what Jason has said about the aftermarket and the awnings; it is a process. We are not going to see it blow through the roof in the next quarter or two, but we do expect to make slow or moderate and steady growth.

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

I will say one thing on the motorhomes, Scott. The Schwintek slide-out product that we acquired a couple years ago, that is having a relevant and substantial impact today. That is something that the motorhome guys can plug in and take their slide-outs from below the floor and put them above the floor and it is lightweight. It hits all the key target areas that the motorhomes have been looking for for a long time. So we are making good progress on the slides and even the leveling systems.

Fred Zinn - Drew Industries Incorporated - President & CEO

Often when we talk about that acquisition, that Schwintek acquisition, we focus only on the slide-outs but there were also some nice leveling devices that we got out of that, which are, as Jason said, taking hold.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Scott Stember - Sidoti & Co. - Analyst

Great, thanks a lot, guys. That is all I have.

Operator

Kathryn Thompson, Thompson Research Group.

Nick Coppola - Thompson Research Group - Analyst

Hey, this is Nick Coppola filling in for Kathyrn. I wanted to ask more about gross margin expectations for 2012. Given what you said earlier about incremental margins for new products and raw material prices and your ramp-up, what do you think a reasonable expectation is for the full year?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, we don't give forecasts, even at the gross margin line and we do typically tend to focus more on the operating margin line because our delivery costs are in SG&A. So we typically focus on the operating line. And I would say we are making good progress. We are definitely moving in the right direction, both in terms of our operating efficiencies, in terms of our material costs to date, so things are headed in the right direction. But we can't give forecasts for the future.

Nick Coppola - Thompson Research Group - Analyst

Yes, understood. And then just a follow-up question, with any improvement in the overall economy, how does that change, I guess, the landscape for acquisitions? Does it make it any easier to pick up companies?

Fred Zinn - Drew Industries Incorporated - President & CEO

I wouldn't think -- it may make it a little easier in one sense. You may have some buyers -- some sellers rather that weren't interested in selling when the market was so low and wanted to put some of the industry growth on their side of the ledger, but I would say in general probably not a lot of difference.

Nick Coppola - Thompson Research Group - Analyst

Okay. All right.

Fred Zinn - Drew Industries Incorporated - President & CEO

We have the cash to make acquisitions and we have the management and experience to continue to grow.

Nick Coppola - Thompson Research Group - Analyst

Okay. All right, well, thank you.

Operator

Bret Jordan, Avondale Partners.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Bret Jordan - Avondale Partners - Analyst

Good morning. A couple questions. And housing, that certainly seems like the best manufactured housing quarter in a while. Is there anything that's particularly turned on to drive that? Is this oil and gas shale? You have heard some noise about that lately. Or is this just sort of coming off the bottom for manufactured housing general demand?

Fred Zinn - Drew Industries Incorporated - President & CEO

I think it is a little bit oil -- whatever it is calling -- the shale. It is a little bit of that. I think when you look at the states that are producing or are -- that manufactured homes are being shipped to, you do see a little bit into those areas. So that is a good sign. You have to remember that some of the homes produced in the fourth quarter were for FEMA, but even backing those out, there was still healthy growth in the fourth quarter. So it is encouraging, but let's talk again in a quarter or two and if we still see continued growth, then we will be a little more excited about it. Right now, it is good news and we hope to see more.

Bret Jordan - Avondale Partners - Analyst

Okay. And I guess in the text, you talked about the new financing programs for the dealers that contributed to some of the fall demand. Are you seeing anything on the competitive landscape year-over-year in the current first quarter that is either more competitive from a promotional standpoint or less competitive?

Fred Zinn - Drew Industries Incorporated - President & CEO

From the point of view of our customers, -or us?

Bret Jordan - Avondale Partners - Analyst

I guess to some extent in driving incremental dealer demand presently or was most of that seen in the fourth calendar quarter?

Fred Zinn - Drew Industries Incorporated - President & CEO

Jason, have you seen discounting from our customers or other kinds of promotional programs? I'm not aware of anything significant.

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

Yes, I don't think any of that's -- I mean it might have slowed down a little bit just during the busy season because dealers need units and there might be a little bit less jockeying there. But the discounting is still prevalent.

Bret Jordan - Avondale Partners - Analyst

Okay. And I guess -- and then, Joe, you had a comment on, I think, discussing inventories based on current RV and manufactured housing demand. You are talking about present inventory levels can be reduced relative to sales. What is the channel demand looking like? I guess if you look at the growth from what was a very strong January, a very strong fourth quarter, what kind of rate are we thinking we'd run forward at here?

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, it will depend on the retail demand I think. Dealers are going to order based upon what they are selling off their lots and so we will just have to wait and see. Bret, we don't have a lot of foresight or forward vision into the demand. Our orders that our customers place with us are generally filled relatively quickly, so we don't have a long pipeline.

Bret Jordan - Avondale Partners - Analyst

I guess then maybe another way to ask it, as far as your expectations on your inventory balance, you are talking about inventory levels can be reduced relative to sales. Is there a target inventory level you plan on getting down to?

Fred Zinn - Drew Industries Incorporated - President & CEO

No, I don't think there is a target, but I do think -- our inventory has turned a little more than six times a year. I think it was 6.25 give or take in the most recent period. We do think there is some upside room there, 10% or more upside room.

Bret Jordan - Avondale Partners - Analyst

Okay. And one last question for Jason on the promotional side. Is this the environment we are in today relative to the environment we were in a year ago from a manufacturer promotion to drive dealer takeup? Is it roughly the same? I mean is it trending one way or the other year-over-year?

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

Yes, I don't think it is trending up much or down much. I think that it is probably pretty similar to what we have seen in past years. So we still have the same number of manufacturers and when you have got the same amount of people vying for the same amount of deals, I think it is going to continue that way until something changes with the manufacturing landscape.

Bret Jordan - Avondale Partners - Analyst

Okay. Are you seeing any incremental dealer takeup on the motorhome side? I mean it seems like a category they were trying to get pretty light on inventory in last year. Are they buying more product line?

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

Yes, I think that they are starting to see sales tick up a little bit. They are at least starting to feel a little bit more positive about where the dealers are at with inventories, so I think it is a good sign. They peeled back early, as you recall, in '08 and didn't come back quite as strong when the towable sector did in '09 and 2010. So there's starting to be a little bit more talk about the motorhome manufacturers having a little bit more to jump up and down about.

Bret Jordan - Avondale Partners - Analyst

Great. Thank you.

Operator

(Operator Instructions). Barry Vogel. Barry Vogel & Associates.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

Good morning, gentlemen. I have a couple of questions first for Joe. And you are slowing down a little bit; you must be getting older. But you are still going too fast, but I must commend you for the chart you put in your press release and for several quarters of talking about it where you break down these things in writing; it is very helpful.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

No problem. Thanks, Barry.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, so now let me go back, first of all, to the RV aftermarket sales and manufactured housing aftermarket sales. What were the pro forma numbers, assuming you would have had those sales -- those acquisitions that contributed to both of those and that would have been in effect January 1, 2011?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

The acquisitions we made in 2011 would not have impacted either of those aftermarket numbers, Barry.

Barry Vogel - Barry Vogel & Associates - Analyst

Neither the aftermarket RV or the aftermarket manufactured housing?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

That is correct.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And let's go to RV other industries and manufactured housing other industries. I think you rattled off one number that pro forma the RV other industries would have been up $13 million.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

That is correct.

Barry Vogel - Barry Vogel & Associates - Analyst

And I didn't hear anything about manufactured housing other industries pro forma number.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Correct. There would not have been any impact as a result of these acquisitions on the MH other category.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And looking out ahead, given you know what you are doing in those two categories -- those four categories, what is your best guess of terms of revenue gains for RV aftermarket sales and manufactured housing or aftermarket sales in '12, as well as other industries for both of them?

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

As you know, Barry, we don't give forecasts of our sales growth, but, as we have said on today's call and on the call last quarter, we do expect to have steady growth in those markets. We invested in the aftermarket through a new sales team. We have invested in adjacent markets both through new salesforces and in acquisitions and we do expect to see steady growth in those markets. Now in the adjacent markets, if you recall the acquisition of Starquest back over the summer, it gave us a boost. We only had Starquest in -- I think Starquest had revenues of $22 million. Is that right?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

That was their annual -- roughly their annual run rate, but we were a third.

Fred Zinn - Drew Industries Incorporated - President & CEO

Right.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

So we only had them in for about four or five months of the year, so we'll have a pickup there from full year of sales from Starquest mostly, again, in the adjacent markets in our RV segment.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, now, as far as your content, and I -- you said that the pro forma content for towables as if this thing would have all gone back to January 1, 2011 would have been $2560 per towables unit. And so in the month of January, where are you in the towables content per unit, January of '12?

Fred Zinn - Drew Industries Incorporated - President & CEO

We don't really issue monthly content because it isn't stable, but I think Joe did mention in his speech that the content in the fourth quarter was $2542, $2542. And Barry, just as an aside, I know we do always rattle off a lot of numbers in these calls, but these -- the transcripts of these calls will get filed with the SEC and in a couple of days or maybe less, there will be an 8-K, which will be available online so you will be able to read them in a couple days.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. All right. So -- all right. So now, as far as manufactured housing content, I think you said that the content per unit, I believe, was $1569 last year, is that correct?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

For 2011, that is correct.

Barry Vogel - Barry Vogel & Associates - Analyst

And there is no pro forma number for that one?

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

One of the acquisitions we made did have some manufactured housing content. It would have been a couple million dollars more. So it just wasn't that significantly different to mention.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And as far as motorhome content per unit for 2011, what was that number approximately?

Fred Zinn - Drew Industries Incorporated - President & CEO

Motorhome content for 2000 --?

Barry Vogel - Barry Vogel & Associates - Analyst

'11. You gave us a pro forma of $870.

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, the actual was --.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

The actual was just under $700.

Fred Zinn - Drew Industries Incorporated - President & CEO

Just under $700. $698 or $699.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

$689.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, all right, all right. That's fine. Now, as far as startup costs, to higher raw material costs, one product line that you keep on mentioning, even though you don't tell us what the product line is, had a negative impact of $0.32, I believe --

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

For the year.

Barry Vogel - Barry Vogel & Associates - Analyst

-- in your press release for the year. Would you say that you should be able to erase that at the minimum pro forma?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

What do you mean by -- you mean that it wouldn't recur?

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

No, in other words, you would gain $0.32 on top of what you actually earned of $1.34.

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, so if we hadn't had any of those costs, our earnings would have been approximately $0.32 higher. Now some of them, there will be a small carryover into the first quarter of 2012, so it wouldn't all show up in 2012, but the significant majority of it would.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And as far as the extrusion operation, the last time you talked about it on your last call, I think you talked about a small loss in 2011. Is that what happened on that startup?

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, that took us a little longer than we expected, so we did incur some more costs. But, as we said I think in the press release, the extrusion operation, the first press is running very well now. I think we have gotten over all the hurdles in terms of quality and productivity there running essentially 24/7 on that press. So whatever happened is in the past and going forward, we are looking pretty good.

Jason Lippert - Drew Industries Incorporated - Chairman & CEO, Lippert Components & Kinro

And the bottom line there, it is a four press building to get to where we want it and it is going to be a process to get into it and through it and it is progressing just as well as we had hoped it would.

Barry Vogel - Barry Vogel & Associates - Analyst

Do you think it will be profitable in 2012 on that operation?

Fred Zinn - Drew Industries Incorporated - President & CEO

I would say yes we expect to save costs from that operation in 2012.

Barry Vogel - Barry Vogel & Associates - Analyst

Now, as far as your acquisition program, is there anything that keeps you from being -- that would make you less aggressive as you were in the last couple of years to take advantage of your strengths? In other words, are you still looking for acquisitions just the way you have in the past few years?

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, yes, we are. I don't see any reason why would be less aggressive. I think, as the industry recovers, we have to be a little more careful and make sure we are paying the right price for acquisitions, but we have the balance sheet to do it. So when the right opportunities come along, we will certainly look at those acquisitions and hopefully make them. And now that we are targeting new markets, these adjacent markets that we have talked about, our reach in terms of acquisitions and the menu of what might be available has increased.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

There is no doubt that you have done a great job, you and your entire team. I congratulate you.

Fred Zinn - Drew Industries Incorporated - President & CEO

Thank you very much, Barry.

Operator

Gentlemen, there's no other questions at this time.

Fred Zinn - Drew Industries Incorporated - President & CEO

Okay, very good. Well, I certainly thank all of you for participating. I look forward to speaking with you in the coming months and then again when we release our first-quarter 2012 results. Take care.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for joining us. You may now disconnect. Everyone, have a great rest of the day.

Editor

This transcript contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 27A of the Securities Act of 1933 (the "Securities Act").

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of recent acquisitions, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.

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FEBRUARY 13, 2012 / 04:00PM  GMT, DW - Q4 2011 Drew Industries Incorporated Earnings Conference Call

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